UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 24, 2017
FluoroPharma Medical, Inc.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)

333-151381	20-8325616
(Commission File Number)	(IRS Employer Identification No.)

8 Hillside Avenue, Suite 108
Montclair, NJ 07042

(Address of principal executive offices and zip code)

(973) 744-1565

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.
Entry into a Material Definitive Agreement.

Effective as of February 24, 2017, Platinum Montaur, on behalf of itself and each of its successors and assigns, waived its Preferred Ratchet Rights and Warrant Ratchet Rights with respect to the Subsequent Financing; provided, however, that such waiver shall be automatically revoked and of no further force and effect if the Subsequent Financing is not completed by August 10, 2017.

The Preferred Ratchet Rights allowed Platinum Montaur, in its reasonable discretion, to exchange the Preferred Shares then held by it, valued at their stated value, together with accrued but unpaid dividends, for securities issued or to be issued in the Subsequent Financing, if the Company enters into any Subsequent Financing on terms more favorable than the terms governing the sale of the Preferred Stock.

The Warrant Ratchet Rights allowed Platinum Montaur, during the term of the Warrant, in the event the Company shall issue any Additional Shares of Common Stock or Convertible Securities at a price per share less than the Exercise Price then in effect or without consideration, then the Exercise Price upon each such issuance shall be adjusted to the price equal to the consideration per share paid for such Additional Shares of Common Stock or Convertible Securities.

A Subsequent Financing is if the Company effectuates a Subsequent Financing, on terms more favorable than the terms governing the sale of the Preferred Stock under the Purchase Agreement, pursuant to which it may issue Additional Shares of Common Stock or Convertible Securities at a price per share less than the Exercise Price in the Warrant .

Item 3.03.
Material Modifications to Rights of Security Holders

The disclosure set forth under Item 1.01 above is hereby incorporated in its entirety under this Item 3.03.

Item 5.02.
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of February 9, 2017, Mr. Lawrence Atinsky resigned as a director. Mr. Atinsky was on the audit committee of the Board of Directors and the compensation committee of the Board of Directors at the time of his resignation.

Mr. Atinsky has been provided a copy of this Current Report on Form 8-K as of the date of this Current Report and has been provided the opportunity to furnish to the Company as promptly as possible a letter addressed to the Company stating whether he agrees with the statements made by the Company in this Current Report, and if not, stating the respects in which he does not agree.  The Company will file any such letter, if it is received from Mr. Atinsky, within two business days of receipt.

Item 9.01
Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Waiver

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 2, 2017	FLUOROPHARMA MEDICAL, INC. By: /s/ Thomas H. Tulip Name: Thomas H. Tulip Title: CEO and President

EXHIBIT INDEX
(d)  Exhibits.

Exhibit No.	Description
10.1	Waiver